Exhibit 10.7
BROOKFIELD HOMES CORPORATION
DEFERRED SHARE UNIT PLAN
1. PURPOSE
The purpose of the Brookfield Homes Corporation Deferred Share Unit Plan is to provide executives and directors of the Corporation or its Subsidiaries, compensation opportunities that are consistent with shareholder interests.
2. DEFINITIONS
The following terms, when used in the Plan, shall have the respective meanings set forth below, unless the context specifically requires otherwise.

Corporation:	Brookfield Homes Corporation

Beneficiary:	A dependent or relation of the Executive or Director.

Code:	The Internal Revenue Code of 1986, as amended.

Committee:	The Compensation Committee of the Board of Directors of the Corporation.

Director:	A director of the Corporation that is not an officer of the Corporation.

Executive:	A designated senior executive of the Corporation or a Subsidiary.

Fiscal Year:	The Corporation’s Fiscal Year. The Corporation currently has a Fiscal Year end of December 31.

Notification Date:	The date during the year when the bonus is awarded for the prior year and the annual retainer is payable.

Participant:	An Executive or Director who participates in the Plan.

Plan:	Brookfield Homes Corporation Deferred Share Unit Plan as set forth herein.

Specified Employee:	Means “specified employees” as defined in, and pursuant to Treas. Reg. 1.409A-1(i). The determination of whether a Participant is a Specified Employee shall be made by the Committee in accordance with the methodology adopted by the Corporation as provided for in Section 409A of the Code and the regulations promulgated thereunder, which methodology may be amended or replaced from time to time to the extent permitted by Section 409A of the Code.

Share:	A share of common stock of Brookfield Homes Corporation.

Subsidiary:	A subsidiary of the Corporation.

NYSE:	The New York Stock Exchange.

Units:	The deferred share units issued to Participants in accordance with sections 6 and 8 of the Plan.
3. INTERPRETATION
This Plan is intended to comply with paragraph 409A of the Code and also qualify as a “prescribed plan” as defined in paragraph 6801 (d) of the Income Tax Regulations under the Income Tax Act (Canada). As a result, the value of Units granted under the Plan, including dividend equivalents, will not be included in a Participant’s income until the year the Units are redeemed. Unless otherwise determined by the Committee, the Plan shall be unfunded.
4. ADMINISTRATION
(a)	The Plan shall be administered by the Committee and the Corporation will be responsible for all costs relating to the administration of the Plan.

(b)	The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make determinations and take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or action made or taken pursuant to the Plan, including interpretation of the Plan, shall be final and conclusive for all purposes and binding upon all parties.
5. ELIGIBILITY
Designated Executives and Directors are eligible to participate.
6. ELECTION OF PARTICIPANTS
(a)	Executive Participants will have the option to elect each year to receive all or a portion of their Management Incentive Plan (MIP) bonus to which they may be entitled in the form of Units.

(b)	Director Participants will have the option to elect each year to receive all or a portion of the annual retainer to which they may be entitled in the form of Units.

(c)	For Executive Participants, the portion of the MIP bonus allocated to the Plan will be increased at the discretion of the Committee by a factor of up to two when calculating the number of Units granted.

(d)	A Participant must indicate his/her written decision to participate in the Plan on or before December 31st each calendar year, prior to the Fiscal Year in which the services in respect of the MIP bonus or annual retainer are performed other than the first year when such decision is required thirty days after the date on which his or her employment commenced.

(e)	Once the election is made to participate, it is irrevocable with respect to the MIP bonus or annual retainer for that Fiscal Year.
7. DEFERRED SHARE UNITS
(a)	There will be no Shares issued, authorized, reserved, purchased or sold at any time in connection with Units allocated under the Plan.

(b)	Under no circumstances will Units be considered Shares, or entitle any Participant to the exercise of voting rights or to the exercise of any other rights arising from the ownership of Shares.

(c)	No certificates will be issued with respect to the Units.

(d)	One (1) Unit is notionally equivalent to one (1) Share. Fractional Units are permitted under the Plan.

(e)	In no event may the rights or interest of a Participant be assigned, encumbered or transferred, except to the extent that rights may pass to a Beneficiary or legal representative of a Participant pursuant to the terms of the Plan upon the death of a Participant.
8. ALLOTMENT OF THE DEFERRED SHARE UNITS
(a)	For Executive Participants, following the end of the Fiscal Year, once MIP bonuses have been determined, the adjusted dollar value of the portion of the MIP bonus allocated to the Plan will be divided by the closing price of a Share on the NYSE on the Notification Date.

(b)	For Director Participants, the dollar value of the portion of the annual retainer allocated to the Plan will be divided by the closing price of a Share on the NYSE on the Notification Date.

(c)	The Committee may, in its discretion, make additional grants of Units to Executive Participants and Director Participants on terms determined by the Committee.

(d)	Additional Units will be allotted to participants to reflect dividends paid on an equivalent number of Shares to the total Units held at the time of payment. The number of additional Units will be determined by dividing the dollar value of the notional dividends by the closing price of a Share on the NYSE on the dividend payment date.

(e)	The Corporation and its Subsidiaries, and their directors and officers, shall not be liable to any Participant, Beneficiary or legal representative for any decrease in the value of Units that may occur. Any Participant, Beneficiary or legal representative will not be entitled, either immediately or in the future, absolutely or contingently, to receive or obtain any amount or benefit designed to reduce the impact of any reduction in the fair market value of the Shares.

9. VESTING
(a)	The Units will vest over five years at the end of each year, ratably, except as indicated below.

(b)	In the event of termination of an Executive Participant by the Corporation or a Subsidiary within five years of an allotment of Units, the Participant will be eligible to all vested Units and 50% of any unvested Section 8(a) Units at that time.

(c)	In the event of the retirement or termination of a Director Participant, all Units held by the Director Participant become fully vested.

(d)	In the event of death, all Units held by a Participant become fully vested.
10. DESIGNATION OF A BENEFICIARY
The Participant may designate a Beneficiary who will be entitled to receive all amounts that may be received under the Plan after the Participant’s death. If no Beneficiary is designated, the legal representative of the Participant will be entitled to receive such amounts.
11. REDEMPTION OF THE DEFERRED SHARE UNITS
(a)	Vested Units can only be redeemed after cessation of employment whether due to termination, resignation, retirement or death, which is hereafter referred to as Separation from Service.

(b)	In the event of death, a Participant’s designated Beneficiary, or legal representative, as the case may be, shall be entitled to redeem the Units.

(c)	Within thirty days of the date upon which a Participant’s Separation from Service takes effect, the Participant will receive a lump sum payment for the value of the Units, as determined below, provided, however, in the case of any Specified Employee that is a United States resident or citizen, distributions on account of Separation from Service may not be made prior to the date which is six months after the date of Separation from Service (or, if earlier, the date of death of the Participant).

(d)	The value of the Units on Separation from Service will be based on the closing price of a common share of the Corporation on the NYSE as at the Separation Date. The value of the Units will be paid in cash less applicable statutory deductions and tax withholdings as determined by the Committee.
12. ADJUSTMENTS
Appropriate adjustments will be made by the Committee, with respect to the number of Units, in order to adjust for the effect of subdivision or consolidation of the Corporation’s common shares, payment of dividends in stock (other than normal dividends), reclassification or conversion of the Shares, recapitalization, reorganization, capital distribution or any other event which, in the judgement of the Committee justifies action by way of adjustment to the number of Units.

13. AMENDMENT OR TERMINATION
The Committee may amend, suspend or terminate the Plan at any time and in such manner and to such extent as it deems advisable. No such amendment, suspension or termination shall materially adversely affect the rights of a Participant in respect of Units granted prior to the date of such amendment, suspension or termination.